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As filed with the Securities and Exchange Commission on March 23, 2005

Registration No. 333-122614

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas	1381	74-2088619
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
9310 Broadway, Bldg. I San Antonio, Texas 78217 (210) 828-7689	Wm. Stacy Locke President and Chief Executive Officer Pioneer Drilling Company 9310 Broadway, Bldg. I San Antonio, Texas 78217 (210) 828-7689
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ted W. Paris, Esq. Baker Botts L.L.P. 3000 One Shell Plaza Houston, TX 77002-4995 (713) 229-1234	Charles L. Strauss, Esq. Fulbright & Jaworski L.L.P. 1301 McKinney, Suite 5100 Houston, TX 77010 (713) 651-5151

        Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    /x/    333-122614

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee

Common Stock, par value $0.10 per share	2,415,000	$12.25	$29,583,750	$3482.01

(1)
Includes 315,000 shares of Common Stock subject to an over-allotment option granted to the Underwriters.

(2)
Based on the public offering price.

        This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        Pioneer Drilling Company, a Texas corporation, is filing this registration statement with respect to the registration of an additional 2,415,000 shares of its common stock, par value $0.10 per share, pursuant to General Instruction V. of Form S-1 and Rule 462(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"), including 315,000 shares of its common stock subject to an over-allotment option. This registration statement relates to the public offering of our common stock contemplated by the Registration Statement of Form S-1 (File No. 333-122614), as amended (the "Prior Registration Statement"), which was originally filed by us with the Securities and Exchange Commission (the "Commission") on February 7, 2005 and declared effective by the Commission on March 21, 2005.

        The contents of the Prior Registration Statement and all exhibits to the Prior Registration Statement, are hereby incorporated by reference into this registration statement.

        The required opinions and consents are listed on the Index to Exhibits attached hereto and filed herewith.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.    Exhibits and Financial Statement Schedules

        All exhibits filed with or incorporated by reference in the Prior Registration Statement are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

  (a)
  The following exhibits are filed as part of this Registration Statement:

Exhibit Number	Description
Exhibit 5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.
Exhibit 23.1	Consent of KPMG LLP.
Exhibit 23.2	Consent of Brady, Martz & Associates, P.C.
Exhibit 23.3	Consent of Kennedy and Coe, L.L.C.
Exhibit 23.4	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on March 23, 2005.

PIONEER DRILLING COMPANY
By:	/s/ WM. STACY LOCKE
Wm. Stacy Locke President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 23, 2005.

Signature	Title

/s/ WM. STACY LOCKE Wm. Stacy Locke	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ WILLIAM D. HIBBETTS William D. Hibbetts	Senior Vice President, Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)
* Michael E. Little	Chairman of the Board of Directors
* Dean A. Burkhardt	Director
* James M. Tidwell	Director
* C. Robert Bunch	Director
* C. John Thompson	Director
* Michael F. Harness	Director
*By:	/s/ WM. STACY LOCKE Wm. Stacy Locke Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description
Exhibit 5.1	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.
Exhibit 23.1	Consent of KPMG LLP.
Exhibit 23.2	Consent of Brady, Martz & Associates, P.C.
Exhibit 23.3	Consent of Kennedy and Coe, L.L.C.
Exhibit 23.4	Consent of Baker Botts L.L.P. (contained in Exhibit 5.1).

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CALCULATION OF REGISTRATION FEE
EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
INDEX TO EXHIBITS